Exhibit 99.1

SPHERIX ANNOUNCES RESULTS OF STUDIES TO EXPLORE SPORTS AND NUTRITION/NUTRACEUTICAL MARKETS FOR D-TAGATOSE

TYSONS CORNER, VA (July 10, 2013) – Spherix Incorporated (NASDAQ: SPEX) – an intellectual property development company, earlier this year announced an agreement with ChromaDex, Corp. (OTCQB:CDXC) to extend the commercial market for D-tagatose, expand the structure function claims for the GRAS food ingredient, and to optimize supply chain management for D-tagatose production. As a result of this collaboration, ChromaDex delivered to Spherix a plan to explore the expansion of D-tagatose into nutraceutical and sports nutrition markets based on Spherix’ technology during its drug research phase.   The clinical studies on D-tagatose that have been completed by Spherix will provide a significant advantage, which should allow for the introduction of a cost effective dietary supplement ingredient with science backed health benefit claims.

D-tagatose is a natural sweetener present in only small amounts in fruits and dairy products, but it can be commercially produced through an enzymatic process beginning with other natural sugars.  With the same bulk and sweetness of regular sugar (i.e., sucrose) and no after-taste, D-tagatose is an ideal solution for sweet and savory products.  D-tagatose has a documented prebiotic effect and a low caloric value of 1.5 kcal per gram.  D-tagatose has a glycemic and insulin index of only 3% of that of glucose.

 “Using the existing Spherix clinical study data should allow for expansion of structure function claims for D-tagatose, which would make it more valuable than a simple sweetener", stated Troy Rhonemus, Director of New Technologies and Supply Chain Development at ChromaDex.

Spherix has engaged ChromaDex to investigate the potential of D-tagatose in the dietary supplement and sports nutrition markets and granted an option to commercialize D-tagatose based products.

About Spherix

Spherix Incorporated was launched in 1967 as a scientific research company.  Spherix presently offers a diversified commercialization platform for protected technologies. The company continues to work on life sciences and drug development and presently is exploring opportunities in sports and nutritional supplement products relying on its D-Tagatose natural sweetener as a GRAS ingredient.  Spherix is committed to advancing innovation by active participation in all areas of the patent market. Spherix draws on portfolios of pioneering technology patents to partner with and support product innovation. Through its recently announced acquisition of several hundred patents issued to Harris Corporation Spherix intends to expand its activities in wireless communications and telecommunication sectors including antenna technology, Wi-Fi, base station functionality, and cellular.

About ChromaDex®:

ChromaDex® is an innovative natural products company that discovers, acquires, develops and commercializes proprietary-based ingredient technologies through its unique business model which utilizes its wholly-owned synergistic business units, including ingredient technologies, natural product fine chemicals (known as "phytochemicals"), chemistry and analytical testing services, and product regulatory and safety consulting (as Spherix Consulting). The Company provides seamless science-based solutions to the dietary supplement, food & beverage, animal health, cosmetic and pharmaceutical industries. Our ingredient technologies unit includes products backed with extensive scientific research and intellectual property. The ingredient portfolio includes pTeroPure® pterostilbene; ProC3G™, a natural black rice containing cyanidine-3-glucoside; PURENERGY™, a caffeine-pTeroPure co-crystal; nutraGac™, a gac fruit powder; curcumin, and nicotinamide riboside, a novel next-generation B-vitamin currently under development. To learn more about ChromaDex please visit www.chromadex.com.

Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Investor Relations

Phone: (703) 992-9325

Email: info@spherix.com